As filed with the Securities and Exchange Commission on December 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIVOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8011	81-3224056
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

9137 Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

(866) 908-4867

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Kirk Huntsman

Chief Executive Officer

Vivos Therapeutics, Inc.

9137 Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

(866) 908-4867

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300	Christopher J. Barry, Esq. David F. Marx, Esq. Dorsey & Whitney LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104-7043 Phone: (206) 903-8815 Fax: (206) 903-8820

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-249412

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered (1)	Amount Being Registered	Amount of Registration Fee
Shares of common stock, par value $0.0001 per share (2)(3)	$1,150,000	$125.47
Representative’s warrant to purchase common stock (3)(4)
Shares of common stock underlying representative’s warrant (3)(5)	$115,000	$12.55
Total	$1,265,000	$138.01

(1)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $25,300,004.60 on its Registration Statement on Form S-1, as amended (File No. 333-249412) (the “Related Registration Statement”), which was declared effective by the Securities and Exchange Commission on December 10, 2010 and paid a fee of $10,156.52. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered. This represents only the additional number of securities being registered and does not include the securities that the Registrant previously registered on the Related Registration Statement.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes shares of common stock that are issuable upon the exercise of the underwriters’ over-allotment option.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	In accordance with Rule 457(g) under the Securities Act, because the shares of the registrant’s common stock underlying the representative’s warrant are registered hereby, no separate registration fee is required with respect to the warrant registered hereby.
(5)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrant issued to the representative of the underwriters is exercisable at a per share exercise price equal to the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrant is $115,000 (which is equal to 10% of $1,150,000)

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Vivos Therapeutics, Inc. (the “Company”) is filing this registration statement with the Securities and Exchange Commission, or SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-249412), which was originally filed with the SEC on October 9, 2020 and declared effective on December 10, 2020 (the “Registration Statement”).

The Company is filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $1,265,000. The information set forth in the Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-249412) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Legal opinion of Ellenoff Grossman & Schole LLP

23.1	Consent of Plante & Moran PLLC

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Douglas, State of Colorado, on December 10, 2020.

VIVOS THERAPEUTICS, INC.

By:	/s/ R. Kirk Huntsman
R. Kirk Huntsman
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Kirk Huntsman	Chairman of the Board & Chief Executive Officer	December 10, 2020
R. Kirk Huntsman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bradford Amman	Chief Financial Officer	December 10, 2020
Bradford Amman	(Principal Financial Officer and Principal Accounting Officer)

*	Chief Medical Officer and Director	December 10, 2020
G. Dave Singh

*	Director	December 10, 2020
Ralph Green

*	Director	December 10, 2020
Anja Krammer

*	Director	December 10, 2020
Mark F. Lindsay

*	Director	December 10, 2020
Leonard J. Sokolow

*	Director	December 10, 2020
Matthew Thompson

* By:	/s/ R. Kirk Huntsman
R. Kirk Huntsman, Attorney-in-fact